UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 14, 2009 (September 8, 2009)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086
 (Address of Principal Executive Offices)

(86 10) 82671299
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2009, Shudong Xia, Chairman, CEO and President of China TransInfo Technology Corp.(the "Company"), entered into an equity transfer agreement with Unisplendour Corporation Limited ("Unisplendour") (the "Equity Transfer Agreement"), pursuant to which Mr. Xia acquired 35.17% of the equity interest (the "Equity Interest") in Beijing UNISITS Technology Co. Ltd. ("UNISITS") from Unisplendour for a cash price of RMB 44, 400,000 (approximately $6.53 million) (the "Purchase Price"). UNISITS is a company organized under the laws of the People’s Republic of China, engaged in the business of providing traffic engineering E&M systems, intelligent transportation products, and intelligent transportation services (ITS) to the domestic expressway, railway, and urban transportation markets. Pursuant to the Equity Transfer Agreement, Mr. Xia will pay 50% of the Purchase Price to Unisplendour within five (5) business days after the Equity Transfer Agreement became effective. The rest 50% of the Purchase Price will be paid by Mr. Xia within forty-five (45) days after the completion of registration of Mr. Xia as a shareholder of UNISITS with the relevant governmental authority in China.

On the same day, Mr. Xia entered into an option agreement (the "Option Agreement") with China TransInfo Technology Group Co., Ltd., a variable interest entity of the Company, which was incorporated under Chinese law (the "Group Company"). Pursuant to the Option Agreement, Mr. Xia granted to the Group Company a perpetual option to purchase all or a part of the Equity Interests at an exercise price (the "Exercise Price") of RMB 44,400,000. In exchange, the Group Company agreed to pre-pay to Mr. Xia the Exercise Price within 45 business days following the date of the Option Agreement. In addition, in order to ensure its fulfillment of the obligations under the Option Agreement, Mr. Xia agreed to pledge the Equity Interest to the Group Company for five years (the "Term of Pledge"). The Group Company may exercise the option at any time commencing on the day following of the expiration of the Term of Pledge. Under the Option Agreement, Mr. Xia also agreed to grant the Group Company a right to collect the dividends from the Equity Interest and any dividends paid upon the Equity Interest will be immediately delivered by Mr. Xia to the Group Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Equity Transfer Agreement and the Option Agreement or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the English Translation of Equity Transfer Agreement and the Option Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	English Translation of Equity Transfer Agreement, by and between Shudong Xia and Unisplendour Corporation Limited, dated September 8, 2009.

10.2	Option Agreement, by and between Shudong Xia and China TransInfo Technology Group Co., Ltd., dated September 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: September 14, 2009

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	English Translation of Equity Transfer Agreement, by and between Shudong Xia and Unisplendour Corporation Limited, dated September 8, 2009.

10.2	Option Agreement, by and between Shudong Xia and China TransInfo Technology Group Co., Ltd., dated September 8, 2009.